Cumulus Media Reports Operating Results for 2023

Launches Debt Exchange for Senior Notes and Term Loan

ATLANTA, GA — February 27, 2024: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” "Cumulus Media," “we,” “us,” or “our”) today announced operating results for the three months and year ended December 31, 2023.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, "While 2023 was a tough year across the media landscape, we were able to offset some of the effects of the weak national advertising climate through strong execution in our key focus areas. Specifically, we grew our digital businesses, meaningfully reduced fixed costs, and improved our balance sheet. Looking ahead, though national advertisers are expressing interest in increasing their radio buys, as of yet, ad demand remains choppy, reducing our visibility into the rest of 2024. That said, our industry-leading performance during similarly weak macro environments gives us significant confidence in our ability to navigate through this one and rebound strongly when the advertising market improves.”

2023 Key Highlights:

•Posted total net revenue of $844.5 million, a decline of 11.4% year-over-year, or 10.0% on an ex-political basis

•Generated digital revenue of $146.4 million, an increase of 2.9% year-over-year – representing 17% of total revenue
◦Increased streaming revenue by 16% driven by audience growth from NFL streaming
◦Grew local digital marketing services 13% driven by the addition of new products and investment in our digital sales capabilities

•Recorded net loss of $117.9 million compared to net income of $16.2 million in 2022 reflecting a 2023 pre-tax non-cash impairment charge of $65.3 million compared to a pre-tax non-cash impairment of $15.5 million in 2022, both primarily all reflecting FCC related charges

•Recorded Adjusted EBITDA(1) of $90.7 million compared to $166.0 million in 2022

•Generated cash to support debt paydown and share buybacks
◦Generated cash flow from operations of $31.7 million and completed accretive non-core asset sales of $17.8 million
◦Retired $43.6 million face value of debt at an average price of 77.4% of par, bringing total debt retired to $130.2 million, or 16.2% of total debt since the beginning of 2022
◦Repurchased $7.2 million of shares, bringing shares repurchased to $39.0 million, or 22.5% percent of shares outstanding since the beginning of 2022

•Reported total debt of $675.8 million at December 31, 2023, and net debt(1) of $595.1 million

•Received $14.8 million in cash proceeds from the closing of the previously announced sale of Broadcast Music, Inc.

Debt Exchange Offering

The Company is separately announcing an exchange offer for Cumulus Media New Holdings Inc.'s (the “Issuer”) outstanding 6.750% Senior Secured First-Lien Notes due 2026 for new 8.750% Senior Secured First-Lien Notes due 2029 (“New Notes”) to be issued by the Issuer. Concurrently, the Issuer is also offering lenders under the Issuer’s senior secured term loans (the “Old Term Loans”) borrowed under its credit agreement, dated as of September 26, 2019, the opportunity to exchange their Old Term Loans for new senior secured term loans (the “New Term Loans”) issued under a new credit agreement.

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended December 31, 2023, the Company reported net revenue of $221.3 million, a decrease of 11.9% from the three months ended December 31, 2022, net loss of $98.1 million and Adjusted EBITDA of $22.8 million.

For the year ended December 31, 2023, the Company reported net revenue of $844.5 million, a decrease of 11.4% from the year ended December 31, 2022, net loss of $117.9 million and Adjusted EBITDA of $90.7 million.

As Reported	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	% Change
Net revenue	$221,301	$251,270	(11.9)%
Net loss	$(98,066)	$(54)	181,503.7%
Adjusted EBITDA	$22,798	$42,717	(46.6)%
Basic loss per share	$(5.94)	$(0.00)	N/A
Diluted loss per share	$(5.94)	$(0.00)	N/A

As Reported	Year Ended December 31, 2023	Year Ended December 31, 2022	% Change
Net revenue	$844,548	$953,506	(11.4)%
Net (loss) income	$(117,879)	$16,235	N/A
Adjusted EBITDA	$90,728	$165,982	(45.3)%
Basic (loss) income per share	$(6.83)	$0.83	N/A
Diluted (loss) income per share	$(6.83)	$0.81	N/A

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	% Change
Broadcast radio revenue:
Spot	$101,379	$124,099	(18.3)%
Network	52,148	63,525	(17.9)%
Total broadcast radio revenue	153,527	187,624	(18.2)%
Digital	39,583	37,708	5.0%
Other	28,191	25,938	8.7%
Net revenue	$221,301	$251,270	(11.9)%

As Reported	Year Ended December 31, 2023	Year Ended December 31, 2022	% Change
Broadcast radio revenue:
Spot	$412,047	$479,834	(14.1)%
Network	182,503	229,772	(20.6)%
Total broadcast radio revenue	594,550	709,606	(16.2)%
Digital	146,425	142,312	2.9%
Other	103,573	101,588	2.0%
Net revenue	$844,548	$953,506	(11.4)%

Balance Sheet Summary (dollars in thousands):

	December 31, 2023	December 31, 2022
Cash and cash equivalents	$80,660	$107,433
Term loan due 2026 (2)	$329,510	$338,452
6.75% Senior notes (2)	$346,245	$380,927

	Year Ended December 31, 2023	Year Ended December 31, 2022
Capital expenditures	$24,814	$31,062

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022
Capital expenditures	$3,788	$12,502

(1)Adjusted EBITDA and net debt are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measures.”

(2)Excludes unamortized debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 8:30 AM EST to discuss its fourth quarter and full year 2023 operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 214014. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Please see an update to the Company’s investor presentation on the Company's investor relations website at www.cumulusmedia.com/investors, which may be referenced on the conference call. Unless otherwise specified, information contained in the investor presentation or on our website is not incorporated into this press release or other documents we file with, or furnish to, the SEC.

Forward-Looking Statements
Certain statements in this release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives, including with regard to returning capital to shareholders. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, our ability to complete the exchange offers, the amount and frequency of our shareholder capital returns, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

Not an Offer of any Security
This release is for information purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any security, and may not be relied upon in connection with the purchase or sale of any such security.

About Cumulus Media
Cumulus Media (NASDAQ: CMLS) is an audio-first media company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 403 owned-and-operated radio stations across 85 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, CNN, AP News, the Academy of Country Music Awards, and many other world-class partners across more than 9,800 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the Cumulus Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. Cumulus Media is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA" or "EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our Refinanced Credit Agreement.

In determining Adjusted EBITDA, we exclude the following from net (loss) income: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and for comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure net debt which is total debt principal, gross, less cash and cash equivalents. Management believes that net debt is an important measure to monitor leverage and evaluate the balance sheet.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising, net revenue, excluding impact of political revenue, and net debt as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net revenue	$221,301	$251,270	$844,548	$953,506
Operating expenses:
Content costs	92,420	99,685	331,359	357,478
Selling, general & administrative expenses	96,496	98,048	377,032	383,375
Depreciation and amortization	14,396	14,983	58,176	56,386
Corporate expenses	10,317	11,073	47,057	48,024
Stock-based compensation expense	1,181	1,517	5,270	6,229
Restructuring costs	4,465	1,399	17,684	8,218
Gain on sale of assets or stations	(169)	(452)	(16,064)	(1,537)
Impairment of intangible assets	65,312	15,544	65,312	15,544
Total operating expenses	284,418	241,797	885,826	873,717
Operating (loss) income	(63,117)	9,473	(41,278)	79,789
Non-operating expense:
Interest expense	(17,801)	(17,402)	(71,269)	(64,890)
Interest income	644	337	2,359	340
Gain on early extinguishment of debt	—	2,620	9,849	4,496
Other expense, net	(45)	(43)	(357)	(130)
Total non-operating expense, net	(17,202)	(14,488)	(59,418)	(60,184)
(Loss) income before income taxes	(80,319)	(5,015)	(100,696)	19,605
Income tax (expense) benefit	(17,747)	4,961	(17,183)	(3,370)
Net (loss) income	$(98,066)	$(54)	$(117,879)	$16,235

The following tables reconcile net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022
GAAP net loss	$(98,066)	$(54)
Income tax expense (benefit)	17,747	(4,961)
Non-operating expense, including net interest expense	17,202	17,108
Depreciation and amortization	14,396	14,983
Stock-based compensation expense	1,181	1,517
Gain on sale or disposal of assets or stations	(169)	(452)
Impairment of intangible assets	65,312	15,544
Restructuring costs	4,465	1,399
Non-routine legal expenses	600	21
Gain on early extinguishment of debt	—	(2,620)
Franchise taxes	130	232
Adjusted EBITDA	$22,798	$42,717

As Reported	Year Ended December 31, 2023	Year Ended December 31, 2022
GAAP net (loss) income	$(117,879)	$16,235
Income tax expense	17,183	3,370
Non-operating expense, including net interest expense	69,267	64,680
Depreciation and amortization	58,176	56,386
Stock-based compensation expense	5,270	6,229
Gain on sale or disposal of assets or stations	(16,064)	(1,537)
Impairment of intangible assets	65,312	15,544
Restructuring costs	17,684	8,218
Non-routine legal expenses	898	544
Gain on early extinguishment of debt	(9,849)	(4,496)
Franchise taxes	730	809
Adjusted EBITDA	$90,728	$165,982

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022
As reported net revenue	$221,301	$251,270
Political revenue	(1,566)	(8,298)
As reported net revenue, excluding impact of political revenue	$219,735	$242,972

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022
As reported Adjusted EBITDA	$22,798	$42,717
Political EBITDA	(1,409)	(7,469)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$21,389	$35,248

	Year Ended December 31, 2023	Year Ended December 31, 2022
As reported net revenue	$844,548	$953,506
Political revenue	(3,299)	(18,425)
As reported net revenue, excluding impact of political revenue	$841,249	$935,081

	Year Ended December 31, 2023	Year Ended December 31, 2022
As reported Adjusted EBITDA	$90,728	$165,982
Political EBITDA	(2,969)	(16,583)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$87,759	$149,399

The following table reconciles total debt principal, gross, the most directly comparable financial measure calculated and presented in accordance with GAAP, to net debt (dollars in thousands):

	As of December 31,
	2023	2022
Total debt principal, gross	$675,755	$719,379
Less: Cash and cash equivalents	(80,660)	(107,433)
Total debt principal, net	$595,095	$611,946